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Exhibit 5.1

[Cleary Gottlieb Steen & Hamilton LLP letterhead]

June 27, 2005

J. Crew Group, Inc.
770 Broadway
12th Floor
New York, New York 10003

Dear Sirs:

        J. Crew Group, Inc., a New York corporation (the "Company"), has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in June, 2005. The Company shall register on the Registration Statement an aggregate of 3,347,436 shares of its common stock (the "Shares"), par value $0.01 per share, issuable pursuant to the Company's 2003 Equity Incentive Plan (the "Plan"). This opinion relates to the aggregate number of the Shares reduced by the number of the Shares that are issued under the Plan through the use of Shares from the Company's treasury.

        We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction of such corporate records, documents, certificates, agreements or other instruments and representations of public officials, officers and representatives of the Company and such other persons, and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below. We have further received a letter from Arlene Hong, General Counsel of the Company, representing to us that the Company has available for issuance a sufficient number of authorized Shares to deliver 3,347,436 Shares pursuant to the exercise of options under the Plan, and are relying on such representation.

        Based on the foregoing, we are of the opinion that the Shares of the Company issuable pursuant to the Plan are duly authorized and, when issued in accordance with the terms of the Plan and assuming upon each issuance of shares that the Board of Directors of the Company determines such issuance constitutes consideration for past services rendered to the Company, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rule and regulations of the Commission promulgated thereunder.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:	/s/ ROBERT J. RAYMOND Robert J. Raymond

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  Exhibit 5.1
[Cleary Gottlieb Steen & Hamilton LLP letterhead]